UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2013

PROSPECT GLOBAL RESOURCES INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35590	26-3024783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1401 17th Street
Suite 1550
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 990-8444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On June 26, 2013, Prospect Global Resources Inc. (the “Company”) closed our previously announced underwritten public offering of an aggregate of 41,666,700 units (the “Units”), consisting of 41,666,700 shares of the Company’s common stock, $0.001 par value (the “Common Stock”), together with (i) Series A warrants to purchase 41,666,700 additional shares of Common Stock (the “Series A Warrants”) and (ii) Series B warrants to purchase 41,666,700 additional shares of Common Stock and additional Series A Warrants to purchase 41,666,700 additional shares of Common Stock (the “Series B Warrants” and, together with the Series A Warrants, the “Warrants”), at a public offering price of $0.12 per Unit in an underwritten public offering (the “Offering”). The underwriter has exercised its option to purchase up to an additional 1,173,190 warrant units consisting of one Series A Warrant and one Series B Warrant at an exercise price of $0.0001 per unit, less underwriting commissions, solely to cover overallotments.  The Warrants, the shares of Common Stock issued as part of the Units and the shares of Common Stock underlying the Warrants (the “Warrant Shares”) were issued pursuant to an effective registration statement on Form S-3 (Registration No. 333-180492).

Roth Capital Partners, LLC acted as the sole manager of the offering.

The Series A Warrants are immediately exercisable at an initial exercise price of $0.12 per share and expire on June 26, 2018.

The Series B Warrants are exercisable immediately at an exercise price of $0.12 per share. The Series B Warrants will expire at the close of business on September 24, 2013.

The Series A Warrants and the Series B Warrants were issued separately from the Common Stock included in the Units and may be transferred separately immediately thereafter.  Neither the Series A Warrants nor the Series B Warrants will be listed on any national securities exchange or other trading market, and no trading market for such Warrants is expected to develop.

The Series A Warrants contain full ratchet anti-dilution protection upon the issuance of any Common Stock, securities convertible into Common Stock, or certain other issuances at a price below the then-existing exercise price of the Series A Warrants, subject to certain exceptions.

The Series A Warrants are exercisable on a “cashless” basis if at the time of exercise the issuance of the Warrant Shares is not covered by an effective registration statement or the prospectus contained therein is not available for the issuance of the Warrant Shares to the holder. In addition, in the event of certain fundamental transactions, the Company or any successor entity will pay at the holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the fundamental transaction, an amount of cash equal to the value of the unexercised portion of the Series A Warrant on the date of consummation of such fundamental transaction as determined in accordance with the Black Scholes option pricing model.

This description of the Offering is a summary only, is not intended to be complete, and is qualified in its entirety by reference to the Underwriting Agreement, the form of Series A Warrant and the form of Series B Warrant, which were filed as exhibits to our Current Report on Form 8-K filed on June 24, 2013.

On June 26, 2013 we issued a press release in connection with the Offering that is attached as exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated June 26, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPECT GLOBAL RESOURCES INC.

	By:	/s/ Gregory M. Dangler
Date: June 26, 2013		Interim Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated June 26, 2013